UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2024
GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6451 Rosedale Hwy, Bakersfield, California	93308
(Address of Principal Executive Offices)	(Zip Code)

(661) 742-4600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12).

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.
On August 29, 2024, Bakersfield Renewable Fuels, LLC (“BKRF”), an indirect wholly-owned subsidiary of Global Clean Energy Holdings, Inc. (“we,” “us,” “our” and the “Company”) entered into a Management Services Agreement (the “MSA”) with Entara LLC (“Entara”) for management services pertaining to the Company’s Bakersfield Renewable Fuels Facility (the “Facility”). Pursuant to the terms of the MSA, Entara will provide management advice and guidance to BKRF concerning various functions, including commercial, operations, human resources, renewables and asset management at the Facility.

The initial term of the MSA is three years. Upon expiration of the initial term, the MSA will automatically renew for an additional three-year period unless either party provides notice of non-renewal at least 60 days prior to the expiration of the initial term. Either party may terminate the MSA for cause in connection with material defaults under the MSA, and in connection with certain insolvency events. BKRF may also terminate the MSA if certain key performance metrics are not met for three consecutive quarters (or any five quarters during the initial term or renewal term), or for convenience. If BKRF elects not to renew the term of the MSA after the initial term, terminates the MSA during the initial term or renewal term for convenience, or effects a sale of the Facility to a third party that does not expressly assume BKRF’s obligations under the MSA, it would pay a one-time fee equal to $8.0 million if the triggering event occurs during the initial term, and $4 million if the triggering event occurs during the renewal term. The MSA also contains customary covenants regarding confidentiality and indemnification, including indemnification for negligence or willful misconduct, personal injury or death, loss or damage to the Facility, and employee related liabilities.

The MSA provides for the payment by BKRF of a fee equal to $3.5 million per year, payable monthly. Entara will also be entitled to certain bonuses payable upon achieving certain agreed upon key performance metrics. The performance bonus for the initial service period through December 31, 2024 has a target of $1.25 million, and the performance bonus for each subsequent calendar year will have a target of $4.0 million, subject to a CPI adjustment.

The foregoing description of the material terms of the MSA is qualified in its entirety by reference to the complete text of the MSA, which the Company intends to file, with confidential terms redacted, with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2024, certain subsidiaries of the Company entered into Amendment No. 17 to the Company’s senior secured term loan credit agreement (the “Senior Credit Agreement”), by and among BKRF OCB, LLC, as the borrower, BKRF OCP, LLC, as the pledgor, BKRF, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent (the “Administrative Agent”), and the lenders party thereto (“Amendment No. 17”). Amendment No. 17 provides for, among other things, the conversion of $7.0 million of deferred fees payable to Entara pursuant to a legacy professional services arrangement into Tranche D loans, as further described in Item 8.01 of this Current Report on Form 8-K. Amendment No. 17 also provides for a further upsizing of Tranche D loans of up to $299,550,000 if it is reasonably determined that such increase is required to reach substantial completion of the Facility.

The foregoing description of Amendment No. 17 is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2024, the Board of Directors of the Company and the Administrative Agent approved the updated BKRF Executive Short Term Incentive Plan (the “Plan”) under which certain members of the management team of the Company and its subsidiaries will participate, including our Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer. The Plan is the executive incentive plan required to be implemented pursuant to the Senior Credit Agreement.

Pursuant to the terms of the Plan, participants will be eligible to receive cash awards upon the achievement of certain service, operational and deleveraging milestones, subject to such other conditions as may be approved by the Plan administrator. A service milestone is generally payable if the Plan participant remains employed and is in good standing as of September 1, 2024. Operational milestones are generally tied to the Facility achieving an average of 8,000 barrels per day of finished renewable diesel over any 60 day period. The deleveraging milestone is tied to the balance of total invested capital by the Company’s senior lender group being at or below $400 million at the time of calculation.

Payments on awards granted pursuant to the Plan are generally payable in lump sums following the achievement of the applicable milestone, provided that the participants remain employed by the Company or its subsidiaries on the applicable payment date. Awards may be accelerated following a termination of employment without cause, a termination of employment by the participant for good reason, or in connection with a “change in control”. For purposes of the Plan, a change in control is generally defined as a transaction in which a person acquires 50% or more of the total voting power of the equity securities of BKRF, whether involving a merger, consolidation or other similar transaction, the sale, lease or exclusive license of all or substantially all of the assets of BKRF during a 12 month period, or the date on which individuals serving on the Board of the Company as the date the Plan was adopted no longer constitute at least a majority of the members of the Board, in each case subject to customary exceptions. The maximum award that may be earned under the Plan will not exceed $4.1 million for our Chief Executive Officer, $1.18 million for our Chief Administrative Officer and $870,000 for our Chief Financial Officer.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the transactions described under Items 1.01 and 2.03 of this Current Report on Form 8-K, on August 29, 2024, BKRF entered into Amendment No. 4 to its Professional Services Agreement with Entara (the “PSA Amendment”). Pursuant to the PSA Amendment, BKRF agreed to convert $7.0 million of deferred fees owed to Entara into Tranche D loans under the Senior Credit Agreement. The remaining balance owed to Entara (the “Deferred Cash Payment Amount”) is to be paid once the free cash position of BKRF exceeds $15.0 million (“Minimum Liquidity Threshold”). Once the Minimum Liquidity Threshold is met, the Deferred Cash Payment Obligation will be due and payable for the applicable month. The first payment of the Deferred Cash Payment Obligation will be due on the first day of the month that follows the date on which the Facility has achieved a capacity run rate of 8,000 barrels per day producing on-specification renewable diesel for a period of 30 consecutive days, and thereafter on the first day of each subsequent calendar month for which the Minimum Liquidity Threshold is met until the Deferred Cash Payment Amount has been paid in full.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Amendment No. 17 to Credit Agreement, dated as of August 29, 2024, by and among BKRF OCB, LLC, BKRF OCP, LLC, Bakersfield Renewable Fuels, LLC, Orion Energy Partners TP Agent, LLC, in its capacity as the administrative agent, and the lenders referred to therein

10.2	Bakersfield Renewable Fuels, LLC Executive Short-Term Incentive Plan and Form of Award Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 30, 2024	By:	/s/ Wade Adkins
Wade Adkins
Chief Financial Officer